Exhibit 3.2

FEDERAL MHC SUBSIDIARY HOLDING COMPANY

BYLAWS OF

BENEFICIAL MUTUAL BANCORP, INC.

ARTICLE I - Home Office

The home office of Beneficial Mutual Bancorp, Inc., a federal mutual holding company subsidiary holding company (the “Company”) shall be located at 1818 Market Street, Philadelphia, Pennsylvania 19103.

ARTICLE II —Stockholder Provisions

Section 1.   Place of Meetings.  All annual and special meetings of the stockholders shall be held at the home office of the Company or at such other convenient place as the board of directors may determine.

Section 2.  Annual Meeting.  A meeting of the stockholders of the Company for the election of directors and for the transaction of any other business of the Company shall be held annually within 150 days after the end of the Company’s fiscal year on a date and time determined by the board of directors; provided, however, that the annual meeting of shareholders for the fiscal year ended December 31, 2007 shall be held no later than August 31, 2008 on such date as the board of directors may determine.

Section 3  Special Meetings.  Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (“Office”), may be called at any time by the president or by action of a majority of the board of directors and shall be called by the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Company.  Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Company addressed to the president or the secretary.

Section 4.  Conduct of Meetings.  Annual and special meetings shall be conducted in accordance with the most current edition of Robert’s Rule of Order unless otherwise prescribed by regulations of the Office or these bylaws or the board of directors adopts another written procedure for the conduct of meetings.  The board of directors shall designate, when present, either the chair of the board or president to preside at its meetings.  In the event the chair of the board is not present, the board of directors shall designate the chairman of the executive committee to preside at such meeting.

Section 5.  Notice of Meetings.  Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the president or the secretary, or the directors calling the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at the address as it appears on the stock transfer books or records of the Company as of the record date prescribed in Section 6 of this Article II with postage prepaid.  When any stockholders’ meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

Section 6.  Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders.  Such date in any case shall be not more than 60 days and, in case of a meeting of stockholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment.

Amended May 15, 2014

Section 7.  Voting List.  At least 20 days before each meeting of the stockholders, the officer or agent having charge of the stock transfer books for shares of the Company shall make a complete list of the stockholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each.  This list of stockholders shall be kept on file at the home office of the Company and shall be subject to inspection by any stockholder of record or the stockholder’s agent at any time during usual business hours for a period of 20 days prior to such meeting.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder of record or any stockholder’s agent during the entire time of the meeting.  The original stock transfer book shall constitute prima facie evidence of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.  In lieu of making the stockholder list available for inspection by stockholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in § 552.6(d) of the Office’s regulations as now or hereafter in effect.

Section 8.  Quorum.  A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any  business may be transacted which might have been transacted at the meeting or originally notified.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to constitute less than a quorum.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number of stockholders voting together or voting by classes is required by law or the charter.  Directors, however, are elected by a plurality of the votes cast at an election of directors.

Section 9.  Proxies.  At all meetings of stockholders, a stockholder, may vote by proxy executed in writing by the stockholder or by his or her duly authorized attorney in fact.  Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the stockholder.  Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors.  No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

Section 10.  Voting of Shares in the Name of Two or More Persons.  When ownership stands in the name of two or more persons, in the absence of written directions to the Company to the contrary, at any meeting of the stockholders of the Company any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled.  In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

Section 11.  Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.  Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name.  Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.  Shares held in trust in an IRA or Keogh Account, however, may be voted by the Company if no other instructions are received.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.  A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.  Neither treasury shares of its own stock held by the Company nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 12.  No Cumulative Voting.  Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.  No holder of such shares shall be entitled to cumulative voting for any purpose.

Section 13.  Inspectors of Election.  In advance of any meeting of stockholders, the board of directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment.  The number of inspectors shall be either one or three.  Any such appointment shall not be altered at the meeting.  If inspectors of election are not so appointed, the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting.  If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the president.  Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include:  determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

Section 14.  Nominating Committee.  The board of directors shall act as the nominating committee for selecting the management nominees for election as directors and shall select nominees based upon recommendations from the Corporate Governance Committee.  Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting.  Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company.  No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Company at least 30 days prior to the date of the annual meeting; provided however that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure was made.  Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company.  Ballots bearing the names of all persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting.  However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

Section 15.  New Business.  Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Company at least 30 days before the date of the annual meeting; provide, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure was made, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting.  Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 30 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of stockholders taking place 30 days or more thereafter.  A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposed to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and (b) the name and address of such shareholder and the class and number of shares of the Subsidiary Holding Company which are owned of record or beneficially by such shareholder.  This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meting unless stated and field as herein provided.

Section 16.  Informal Action by a Stockholder.  Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by the stockholders entitled to vote with respect to the subject matter.

ARTICLE III - Board of Directors

Section 1.  General Powers.  The business and affairs of the Company shall be under the direction of its board of directors.  The board of directors shall annually elect a  chair of the board and a president from among its members and shall designate, when present, either the chair of the board or president to preside at the its meetings.  When the chair of the board is not present the chairman of the executive committee shall preside over the meetings of the board of directors.  The presiding officer shall decide all questions of order and shall have the same voting rights as other members.  The decision of the presiding officer on all such questions shall be final, unless an appeal therefrom to the board of directors be made by two members of the board of directors in which case the votes of at least two-thirds of those present shall be required to override the decision of the presiding officer.

Section 2.  Number and Term.  The board of directors shall consist of nine (9) members and shall be divided into three classes as nearly equal in number as possible.  Each member, subject to Sections 9 and 14 of this Article III, shall hold office for a term of three years and until their successor is elected and qualified.  One class shall be elected by ballot annually.

Section 3.  Regular Meetings.  A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of shareholders.  The board of directors may provide, by resolution, the time and place, for holding of additional regular meetings without other notice than such resolution.

Members of the board of directors may participate in regular meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.  Such participation shall constitute presence in person.

Section 4.  Special Meetings.  Special meetings of the board of directors may be called by or at the written request of the president or one-third of the directors.  The persons authorized to call special meetings of the board of directors may fix any place, within the Company’s normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.  Such participation shall constitute presence in person.

Section 5.  Notice.  Written notice of any special meeting of the board of directors or of any committee designated thereby shall be given to each director at least 24 hours.  Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, or when the Company receives notice of delivery if electronically transmitted.  Any director may waive notice of any meeting by a writing filed with the secretary.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express’ purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted nor the purpose of any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6.  Quorum.  A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time.  Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

Section 7.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

Section 8. Action Without a Meeting.  Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 9.  Resignation.  Any director may resign at any time by sending a written notice of such resignation to the home office of the Company addressed to the  president.  Unless otherwise specified, such resignation shall take effect upon receipt by the president.

More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

Section 10.  Vacancies.  Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

Section 11.  Compensation.  Directors, as such, may receive compensation for their services.  By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors.  Members of either standing or special committees may be similarly allowed such compensation for attendance at committee meetings as the board of directors may determine.

Section 12.  Removal of Directors.  Any director may be removed for cause by action of a majority of the shares then entitled to vote at an election of directors.

Section 13.  Director Emeritus.  In order that the Company may continue to benefit from the wisdom and experience of a member who, due to health or advanced years, is not able to devote the time or energy required of a member, the board of directors at the meeting immediately following the date on which the member resigned may elect the former member as a Director Emeritus.  A quorum must be present and the person must receive an affirmative vote of two-thirds of those present.  A Director Emeritus shall be welcome to attend all meetings of the board of directors and such committee meetings as the presiding officer shall request.  The term of an appointment shall be until the first meeting of the board of directors in the next calendar year at which time the appointment shall terminate unless it is renewed by an affirmative vote of two-thirds of those present.  A Director Emeritus shall not vote and shall not be included in the determination of a quorum.

Section 14.  Age Limitation.  Any person who becomes a member after January 1, 2002 shall not be eligible for election or reelection at the annual meeting in January to the board of directors, if such person will attain seventy-five (75) years of age during the year in which such member’s election or reelection to the board of directors would otherwise occur.  This limitation shall not serve to shorten the term of any incumbent member of the Company and shall not apply to a person serving as a Director Emeritus of the Company.  Any president  elected for the first time after January 1, 2002 shall not be eligible for election or reelection to the board of directors, if such president will attain seventy (70) years of age during the year in which the retiring president’s election or reelection to the board of directors would otherwise occur.

Section 15.  Integrity of Directors.  A person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

ARTICLE IV - Executive and Other Committees

Section 1.  Appointment.  The board of directors may, by resolution adopted by a majority of the full board, elect not less than three directors to constitute an executive committee which shall meet regularly.  The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.  If it appears that one or more members of the executive committee or any other committee will be unable to attend a given committee meeting, the president may appoint other members of the board of directors to serve at said meeting.

Section 2.  Authority.  In the event elected, the executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to:  (1) the declaration of dividends; (2) the amendment of the charter or bylaws of the Company; (3) the election or removal of members, Directors Emeritus, or officers; (4) the approval of any plan of conversion, merger or other reorganization, consolidation or voluntary dissolution of the Company or its capital; (5) entering into any formal agreements with any regulatory agency of the United States or the Commonwealth of Pennsylvania; (6) any revocation of the same; (7) selling or transferring  more than five (5%) percent of the assets of the Company to a company not controlled by the Company or Beneficial Savings Bank MHC; or (8) the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

Section 3.  Tenure.  Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

Section 4.  Meetings.  Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution.  Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date, and hour of the meeting, which notice may be written or oral.  Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person.  The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 5.  Quorum.  Not less than three members of the executive committee and a majority of any other committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.  Ex officio members present shall be considered in establishing a quorum.

Section 6.  Action Without a Meeting.  Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

Section 7.  Vacancies.  Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

Section 8.  Resignations and Removal.  Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors.  Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Company.  Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

Section 9.  Procedure.  The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws.  It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

Section 10.  Other Committees.  The board of directors may by resolution establish an audit, compensation and corporate governance, or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Company and may prescribe the duties, constitution, and procedures thereof.

ARTICLE V - Officers

Section 1.  Positions.  The officers of the Company shall be a president, one or more vice presidents, one of whom shall be designated as Chief Financial Officer of the Company and one of whom shall be designated as the Controller of the Company, a secretary, and a treasurer, each of whom shall be elected by the board of directors.  The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary, the treasurer or the comptroller.  The board of directors may designate one or more vice presidents as executive vice president or senior vice president.  The board of directors may also elect or authorize the appointment of such other officers as the business of the Company may require.  No officer need be a member of the board of directors except for the president.  The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine.  In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

Section 2.  Election and Term of Office.  The officers of the Company shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible.  Each officer shall hold office until a successor has been duly elected and qualified or until the officer’s death, resignation, or removal in the manner hereinafter provided.  Election or appointment of an officer, employee, or agent shall not of itself create contractual rights.  The board of directors may authorize the Company to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

Section 3.  Removal.  Any officer may be removed by the board of directors whenever in its judgment the best interests of the Company will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights of the person so removed.

Section 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

Section 5.  Remuneration.  The remuneration of the officers shall be fixed from time to time by the board of directors by employment contracts or otherwise.

ARTICLE VI - Contracts, Loans, Checks, and Deposits

Section 1.  Contracts.  To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company.  Such authority may be general or confined to specific instances.

Section 2.  Loans.  No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors.  Such authority may be general or confined to specific instances.

Section 3.  Checks, Drafts, etc.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by one or more officers, employees, or agents of the Company in such manner as shall from time to time be determined by the board of directors.

Section 4.  Deposits.  All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in any duly authorized depositories as the board of directors may select.

ARTICLE VII - Certificates for Shares and Their Transfer

Section 1.  Certificates for Shares.  Unless the board of directors authorizes the issuance of certificateless shares and such issuance is not otherwise prohibited by the Company’s Charter, each stockholder shall be entitled to a certificate or certificates that shall represent and certify the number of shares of any class of stock owned by him in the Corporation. Certificates representing shares of capital stock of the Company shall be in such form as shall be determined by the board of directors and approved by the Office.  Such certificates shall be signed by the president or by any other officer of the Company authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof.  The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Company itself or one of its employees.  Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company.  All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Company as the board of directors may prescribe.

Section 2.  Transfer of Shares.  Transfers of shares of stock of the Company shall be made on the books of the Company by the holder of record thereof (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares; or (ii) as otherwise prescribed by the board of directors.  Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Company.  The person in whose name shares of capital stock stand on the books of the Company shall be deemed by the Company to be the owner for all purposes.

ARTICLE VIII - Fiscal Year; Annual Audit

The fiscal year of the Company shall end on the 31st day of December of each year.  The Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.  The appointment of such accountants shall be subject to annual ratification by the stockholders.

ARTICLE IX - Dividends

Subject to the terms of the Company’s Articles of Incorporation and the regulations and orders of the Office of Thrift Supervision, the board of directors may, from time to time, declare, and the Company may pay, dividends on its outstanding shares of capital stock.

ARTICLE X - Corporate Seal

The board of directors shall provide a Company seal.

ARTICLE XI - Amendments

These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the Company at any legal meeting, and (ii) receipt of any applicable regulatory approval.  When the Company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

ARTICLE XII — Indemnification

Section 1.  Indemnification.  The Company shall indemnify its directors, officers and employees to the fullest extent authorized by applicable law and regulations as the same exists or may hereafter be amended.

Section 2.  Payment of Expenses.  If a majority of the directors of the Company concludes that, in connection with an action, any person ultimately may become entitled to indemnification as authorized in Section 1 of this Article, the directors shall authorize payment of reasonable costs and expenses, including reasonable attorney’s fee, arising from defense or settlement of such action.  This obligation shall; however, not prevent the directors of the Company from imposing such conditions on a payment of expenses as they deem warranted and in the best interest of the Company.  Before making an advance under this section of these bylaws, the Company shall obtain an agreement that the Company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

Section 3.  Insurance.  The Company shall have the power to purchase and maintain insurance to protect it and any person who is or was a member of the board of directors, officer or employee of the Company from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as a director, officer or employee of the Company.  However, the Company may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.